Exhibit 99.1

Borneo Resource Investments Ltd. Signs Purchase Agreement Replacing Option for Puncak Gold Property

Bothell, Wash., March 11, 2013 – Borneo Resource Investments Ltd. (OTCQB: BRNE), (the “Company” or “Borneo”), today announced that it signed the purchase agreement to acquire 100% ownership in a 50 hectare property in the North Minahasa Regency of North Sulawesi Province, one of the richest gold reserve areas in Indonesia. The purchase agreement supersedes the option agreement announced in early February.

The property is located close to the regional capital, Manado, and lies on a gold reef formation which runs for approximately 20km (12 miles) on an east/west axis.  The gold reef which runs through the property is extensive and easily accessible from the surface to a depth of 250 meters with little or no overburden along most of its length. The property holds a license in perpetuity from the North Minahasa Regency as an exploration and production permit.  The agreement entails Borneo acquiring 100% of the shares of a locally incorporated company, PT Puncak Kalabat (“Puncak”), which owns the property. Borneo has made two payments to secure the acquisition of Puncak, with further scheduled payments totaling $5 million to be made by the end of 2013 to complete the acquisition of the property.

Nils Ollquist CEO of Borneo commented, “I am very pleased that we were able to quickly negotiate the purchase agreement and be able to reinforce our commitment to this property and the expansion of our resource investment strategy.  We originally believed that we would be able to upgrade current production levels to approximately 3kg (106oz) per day with a relatively modest capital investment of less than $250,000. However, after further discussions with a geologist and our local partner, by increasing the capital improvements  to a total of approximately $500,000, we believe, although there can be no assurance, that we can further increase the efficiency of the mining operation and increase production levels to approximately 5kg (176oz) per day.”

The Company is also pleased to announce that it has secured a $250,000 loan from its Chief Executive Officer.  The loan is in the form of an unsecured promissory note with a five year term and an interest rate of 5%.

About The Company

Borneo Resource Investments Ltd. is an aggregator of natural resource concession and producing assets in the Republic of Indonesia. Each concession is a contractual right to explore or develop natural resources in a specific land area. Borneo’s assets currently include concessions and options for high quality thermal coal. In addition to maintaining these assets, Borneo has acquired a producing precious metals project and is seeking to opportunistically acquire and market additional natural resource assets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. Words such as "believe”, "estimate”, "will be”, "will”, "would”, "expect”, "anticipate”, "plan”, "project”, "intend”, "could”, "should" or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and we do not undertake to update our forward-looking statements.

For example, we are using forward looking statements when we discuss the indications that estimate the potential revenue that may be generated from this property. These forward-looking statements are based on the current expectations of the management of Borneo Resource Investments Ltd. only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in the price of natural resources, a change in the estimate of natural resources on our concessions, a change in the ability to extract the natural resources, changes in Indonesian law, risks associated with counterparty default in any of our agreements and the ability to acquire funding. Except as otherwise required by law, Borneo Resource Investments Ltd. undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Source: Borneo Resource Investments Ltd.
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Proactive Capital Group
James Crane
Email:  james@borneore.com
Phone:  646-331-4962